EXHIBIT 19



                         [Letterhead of Hollinger]




                                   September 30, 1998

NMS Services, Inc.
c/o NationsBank Montgomery Securities LLC
9 West 57th Street
New York, New York 10019

Attention:  R. Kevin Beauregard

Dear Sir:

          This will confirm the terms of our agreement to sell to you 3,602,305 Class A Common Shares of Hollinger International Inc. (the "Purchased Shares"). The Purchased Shares will be received by you either upon a direct transfer from Hollinger Inc. or a wholly-owned subsidiary thereof, the retraction by you of retractable common shares of Hollinger Inc. transferred by The Ravelston Corporation Limited or a wholly-owned subsidiary thereof, and/or the conversion by you of Series D Preferred Shares of Hollinger International Inc. transferred by Hollinger Inc. or a wholly-owned subsidiary thereof, as set out in the attached Schedule.


                                        TERMS

1. Price U.S. $13.88 per Purchased Share (or C$20.88 per Purchased Share) or U.S. $49,999,993.40 (or
                                        C$75,199,990.07) in aggregate to be
                                        paid as follows:

                                        (a)  C$61,977,317.50 in Canadian
                                             dollars to Hollinger Inc. for
                                             the account of The Ravelston
                                             Corporation Limited on
                                             September 30, 1998; and

                                        (b)  U.S. $8,791,675.28 to
                                             Hollinger Inc. on or about
                                             October 1, 1998.

2. Delivery of Share                    Share certificate(s) for 3,602,305
   Certificates and                     Purchased Shares will be delivered on
   Registration Particulars             October 1, 1998 as follows:

                                        Scotiabanc Inc.
                                        Suite 2700
                                        600 Peachtree Street N.E.
                                        Atlanta, Georgia 30308

3. Title to Purchased Shares            The Purchased Shares will be
                                        delivered to you free and clear of
                                        any charge, lien, security interest
                                        or other encumbrance of any nature.

4. Condition                            Our respective obligations to
                                        complete the transaction are
                                        subject to execution by you and
                                        Hollinger International Inc. of a
                                        forward share purchase transaction.

5. Validity                             The Purchased Shares will be duly
                                        authorized, validly issued, fully
                                        paid and non-assessable.

          Please confirm your agreement with the terms set out above by signing and returning to us a copy of this letter no later than 4:00 p.m. on September 30, 1998.

                                        HOLLINGER INC.



                                        By:  /s/ John A. Boultbee
                                           ---------------------------
                                            John A. Boultbee


                                        THE RAVELSTON CORPORATION
                                        LIMITED



                                        By:  /s/ John A. Boultbee
                                           ----------------------------
                                            John A. Boultbee

Acceptance

The undersigned hereby confirms the agreement set out above on September 30, 1998.

SCOTIABANC INC.



/s/ William R. Zarrett
--------------------------------------
Signature of Authorized Representative

                                  SCHEDULE



Transferor           Number, Issuer and             Number of Purchased
                       Class of Shares                  Shares
                                                    resulting from
                                                 retraction/conversion
                                                    (if applicable)


504468 N.B. Inc.    144,280 shares of Series             987,114
                    D Preferred Stock of
                    Hollinger International
                    Inc.

The Ravelston       3,487,750 retractable              2,615,188
Corporation         common shares of
Limited             Hollinger Inc.

Hollinger Inc.      Direct Transfer                            3